Exhibit 10-4b

                                                                          CALIFA
                                                                        02/08/99
                                                                           Final

                                AGREEMENT BETWEEN

                        CALIFA ENTERTAINMENT GROUP, INC.

                                       AND

                                 LORAL SKYNET(R)

                      CONCERNING SKYNET TRANSPONDER SERVICE

            This agreement (the "Agreement") is made this 8th day of February, 1999 by and between Califa Entertainment Group, Inc., a corporation organized and existing under the laws of the State of California and having its primary place of business at 15127 Califa St., Van Nuys, CA 91411 (hereinafter referred to as "CUSTOMER" which expression shall include its successors and permitted assigns) and Loral SpaceCom Corporation, a corporation organized and existing under the laws of the State of Delaware, doing business as LORAL SKYNET, and having a place of business at 500 Hills Drive, Bedminster, New Jersey 07921 (hereinafter referred to as "SKYNET" which expression shall include its successors and permitted assigns).

                                   WITNESSETH:

            WHEREAS, SKYNET has launched its Telstar 5 satellite for the purpose of providing service to commercial services on such satellite;

            WHEREAS, pursuant to an Asset Purchase Agreement dated May 29, 1998 between Spice Entertainment Companies, Inc. ("Spice"), and CUSTOMER, CUSTOMER has agreed to acquire the assets of a certain programming network currently operated by Spice, which Asset Purchase Agreement is not effective until the closing of that certain merger between Spice and Playboy Enterprises, Inc. (the "Closing").

            WHEREAS, CUSTOMER desires to obtain service on C-band Telstar 5 Satellite ("Telstar 5") transponders to be used for commercial satellite transmission service and;

            WHEREAS, it is a condition precedent to the effectiveness of this Agreement that the Closing occur, but if it does occur, this Agreement shall be effective as of the Closing, and;

            WHEREAS, this agreement shall be in effect and the satellite services provided hereunder shall be provided by SKYNET to CUSTOMER on a non-common carrier basis such that the terms and conditions of the use of these services are governed solely by this Agreement and not by a tariff filed with the Federal Communications Commission ("Commission").

-----------------------------
SKYNET(R) is a registered trademark of Loral SpaceCom Corporation

                            LORAL SKYNET PROPRIETARY
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                                                                      11/9/98
                                                                        Final


            NOW, THEREFORE, CUSTOMER and SKYNET, in consideration of the mutual covenants expressed herein, agree as follows:

1. SKYNET SERVICES

      1.1 SKYNET offers and CUSTOMER hereby orders SKYNET Transponder Service consisting of service on one (1) 36 MHz, C-Band, 20 Watt fully protected transponder (hereinafter referred to as the "Fully Protected" transponder) on Telstar 5 beginning effective ________ [concurrent with the termination of the existing Spice/SKYNET contract and the closing of that certain merger between Spice and Playboy Enterprises, Inc.] and terminating on the end of life of the satellite.

      1.2 The service as described in Section 1.1 above shall hereinafter be referred to as the "Service".

      1.3 The Service is furnished to CUSTOMER subject to the Agreement including terms and conditions set forth in Codicil 1 ("TERMS AND CONDITIONS") attached hereto and incorporated by reference.

2. RATES

            CUSTOMER shall pay a monthly rate for the Service as set forth in the following table:

                                                               Monthly Rate
Quantity       Service        Satellite           Term         Per Transponder
--------------------------------------------------------------------------------
   1      36 MHz 20W C-band   Telstar 5     Start of Service   $ 145,000.00
          Fully Protected                  (see Section 1.1)
                                           thru T5 End of Life

3. OPTIONS

      3.1 TO ADD ADDITIONAL CAPACITY

            CUSTOMER shall have the option to acquire an additional 36 MHz Fully Protected transponder on either Telstar 6, or Telstar 7, depending on availability and subject to Section 3.2 below, by providing thirty (30) day written notice to SKYNET for a start of service no later than August 31, 1999. The rate for the additional transponder shall be $145,000/mo. The additional transponder will co-terminate with the existing Service provided under this Agreement.

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      3.2 RIGHT OF FIRST REFUSAL

            For the period ending August 1, 1999, SKYNET shall provide CUSTOMER with a Right-of First Refusal at the time a bona fide offer is received by SKYNET for the last Fully Protected "C"-Band transponder available on Telstar 6 and Telstar 7. In order to implement such Right-of First Refusal, SKYNET shall provide CUSTOMER with written notice of such bona fide offer. If CUSTOMER chooses to lease the transponder in question, CUSTOMER must respond, in writing, to SKYNET within seven (7) calendar days and Service must begin no later than August 31, 1999 at a rate of $145,000/mo.. Failure to respond to SKYNET's notification will be deemed a refusal of SKYNET's offer.

4. TRANSPONDER LOADING

            The monthly rate as set forth in Section 2 ("RATES") for the Service includes intrasatellite and intersatellite transponder management for the uplink of up to a maximum of six (6) carriers per transponder, subject to intrasatellite and intersatellite coordination, for its initial loading plan ("Initial Loading Plan"). In the event CUSTOMER implements a Different Loading Plan, pursuant to Paragraph 8 ("USE OF THE TRANSPONDER") of Codicil 1, or if CUSTOMER notifies SKYNET that it desires to implement a Different Loading Plan, SKYNET shall extend reasonable efforts to effect such intrasatellite and intersatellite coordination. Any changes to such Initial Loading Plan shall be subject to the provisions of Codicil 1 Paragraphs 8 ("USE OF THE TRANSPONDER") and 9 ("MULTIPLE CARRIER CHARGE"). The number of channels within a carrier shall not be unreasonably restricted by SKYNET.

5. NOTICES

            All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by one party to the other party pursuant to this Agreement (except as otherwise specifically provided in this Agreement) shall be in writing and shall be delivered by hand, confirmed facsimile, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           (i)  If to CUSTOMER:   Califa Entertainment Group, Inc.
                                  Mr. Steven Hirsch
                                  15127 Califa St.
                                  Van Nuys, CA 91411
                                  Phone: 818-908-0404
                                  Fax: 818-908-0588

                            LORAL SKYNET PROPRIETARY
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          Copy to:                Lipsitz, Green, Gahringer, Roll, Salisbury &
                                  Attention: Paul Cambria, Jr., Esq.
                                  42 Delaware Avenue
                                  Suite 300
                                  Buffalo, New York, 14202
                                  Phone: 716-849-1333 Ext. 346
                                  Fax: 716-855-1580

          (ii) If to SKYNET       LORAL SKYNET
                                  500 Hills Drive
                                  Bedminster, NJ 07921
                                  ATTN: Ted Corus
                                  Director - North America Sales
                                  Room 3B26
                                  Phone: (908) 470-2320
                                  Fax: (908) 470-2320

          Copy to:                LORAL SKYNET
                                  500 Hills Drive
                                  Bedminster, NJ 07921
                                  ATTN: Daniel J. Zaffarese
                                  Contract Manager-
                                  Room 3A20
                                  Phone: (908) 470-2352
                                  Fax: (908) 470-2453

Either party may designate by notice in writing a new address or addressee, to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee named above as to each party, with the signed messenger receipt, return receipt, or the delivery receipt being deemed conclusive evidence of such delivery.

6. ENTIRE AGREEMENT

            This Agreement along with matters incorporated herein by reference, constitutes the entire agreement between CUSTOMER and SKYNET relative to the Service, and this Agreement can be altered, amended or revoked only by an instrument in writing signed by both CUSTOMER and SKYNET. CUSTOMER and SKYNET agree hereby that any prior or contemporaneous oral and written agreements between and among themselves and their agents and representatives relative to the subject of this Agreement are superseded and replaced by this Agreement. Any provision of this Agreement found to be unenforceable or invalid by a court of competent jurisdiction shall

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                                                                        Final


in no way affect the validity or enforceability of any other provision except that if such invalid or unenforceable provision provided a material benefit to a party hereto, such party shall have the right to terminate the Agreement without liability to the other.

            IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written, and agree to the terms and conditions set forth herein.

CALIFA ENTERTAINMENT GROUP, INC.         LORAL SKYNET


By: /s/ Steven Hirsch                    By: /s/Ted Corus
   ----------------------------            -----------------------------------

Title: President                         Title: Vice President, Sales
       ------------------------                -------------------------------

Date: 2/9/99                             Date:   3/5/99
     --------------------------               --------------------------------

                            LORAL SKYNET PROPRIETARY
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                                    CODICIL 1

                              TERMS AND CONDITIONS
                                     OF THE
                                AGREEMENT BETWEEN
                                CALIFA / PLAYBOY
                                       AND
                                  LORAL SKYNET
                    CONCERNING SKYNET(R) TRANSPONDER CAPACITY

1. WARRANTY EXCLUSIONS

            SKYNET WARRANTS TO CUSTOMER THAT SKYNET WILL PERFORM THE SERVICES DEFINED HEREIN IN ACCORDANCE WITH GENERALLY ACCEPTED INDUSTRY STANDARDS. SUBJECT TO THE ABOVE, SKYNET, ITS PARENT, THEIR SUBSIDIARIES AND THEIR AFFILIATES, SUBCONTRACTORS AND SUPPLIERS MAKE NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PERFORMANCE OF THE SERVICE, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

2. PAYMENT OF CHARGES

            A monthly charge applies each month or fraction thereof that Service is furnished. Monthly charges start on the first day the Service begins pursuant to Section 1. ("SKYNET SERVICES") of the Agreement. Charges accrue through and include the day that the Service is discontinued. When the billing date and the date that the Service is started, changed, or discontinued do not coincide, the charges will be adjusted to reflect the fractional part of the month involved. Monthly charges will be billed in advance, except where prohibited by law. For billing purposes each month is considered to have thirty (30) days. Payment is due on or before the first day of each month for Services to be provided that month. Service may be discontinued for nonpayment of a bill, in accordance with Paragraph 20.

2.1 SECURITY PAYMENT

            To safeguard its interests, SKYNET may require Customers to remit a security deposit, which will be held as a guarantee for the payment of charges. This security deposit does not relieve the Customer of the responsibility for the prompt payment of bills upon presentation. The security deposit will not exceed an amount equal to three times the monthly charge. The security deposit will be held by SKYNET and applied to the Customer's final bill(s). All of the security deposit amount in excess of the last billed amounts will be refunded to the Customer. The Security Deposit may be required, at SKYNET's discretion, if CUSTOMER fails to make timely payments. Simple interest at the rate of six percent annually will be paid to the Customer for the period that a cash deposit is held by the Company. However, if the appropriate legal authority in the state where the Customer's office responsible for bill payment is located establishes a different rate of interest, then that rate will apply.

3. INTEREST ON LATE PAYMENTS

            Any late payments by CUSTOMER of amounts due and payable hereunder (including but not limited to, specified payments, damages, and indemnification) to SKYNET shall be with interest at the rate of eighteen percent (18%) per annum, or the highest legally permissible rate of interest, whichever is lower, and all interest or discounting shall be compounded on a monthly basis. Such late payments, including interest, shall be payable with the amount due and calculated from the date payment was due until the date it is received by SKYNET.

4. TAXES

      4.1 Other than for taxes on SKYNET'S net income, CUSTOMER agrees to pay all applicable sales, gross receipts, Universal Service Fund assessments, use and transfer taxes, similar taxes, or impositions, or levies by whatever name ("Taxes") that are directly levied on account of the Service on or after the consummation of the Agreement, excluding license or permit fees imposed generally upon SKYNET's operation of any SKYNET satellite or earth station. Taxes will be separately stated on CUSTOMER's invoice or statement of account. CUSTOMER may in good faith and by appropriate legal proceedings contest the validity, applicability or amount of any Taxes assessed or levied under the foregoing provisions, and SKYNET agrees to cooperate with CUSTOMER in any such contest and will permit CUSTOMER to contest the same at CUSTOMER's

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            cost and expense. If any Taxes increase the CUSTOMER's annual cost of the Service provided hereunder by more than twenty-five percent (25%), the CUSTOMER may terminate the Service upon not less than thirty (30) days written notice to SKYNET. Any notice of termination must be delivered no more than thirty (30) days after CUSTOMER has been notified of the imposition of such Taxes that will result in increasing the CUSTOMER's annual cost of Service.

      4.2 Notwithstanding anything to the contrary contained in the Agreement, the nonpayment of any such contested Taxes by CUSTOMER in connection with such contest shall not be deemed a default hereunder until final determination (including appeals) in such contest and expiration of any date established for filing an appeal therein. CUSTOMER agrees to indemnify SKYNET for any interest or penalty assessed on Taxes finally adjudged to be due and owing by the appropriate local, state, or federal tax authority.

5. TYPES OF SERVICE

FULLY PROTECTED SERVICE (If Applicable)

            "Fully Protected" transponders, in the event of failure, shall be restored using spare equipment that may be available on the satellite at the time of failure, or on a comparable transponder on the same satellite, or on another SKYNET satellite then in orbit, pursuant to Paragraph 7 ("RESTORATION OF A FULLY PROTECTED FAILED TRANSPONDER") hereof, except where the failure is caused by the actions or inaction's of Customer not pursuant to directions of SKYNET. Fully Protected transponders are not preemptible.

NON-PREEMPTIBLE SERVICE (If Applicable)

            "Non-Preemptible" transponders are not protected in the event of failure, and are not subject to preemption (non-preemptible) to restore any other customers protected service.

PREEMPTIBLE SERVICE (If Applicable)

            "Preemptible" transponders are not protected in the event of failure. Preemptible transponders may be preempted on a permanent or temporary basis to restore protected service. If CUSTOMER continues to use any Preemptible transponder longer than five minutes following notification or attempted notification by SKYNET of its preemption to restore a protected service, a Preemption Notification Charge shall apply at the rate of $1,100.00 per minute, or each fraction thereof, for each minute after such five minute period. For purposes of notification concerning preemption of any Preemptible transponder, CUSTOMER shall specify, in writing to SKYNET prior to the start of Service provided under the Agreement, a telephone number or numbers where designated CUSTOMER personnel may be reached by SKYNET. Such contact telephone number(s) and Customer personnel shall remain in effect until further written notice is given, if ever, by CUSTOMER, changing the designated contact telephone number(s) and/or personnel. The five minute notification period specified above shall begin to run from the time the telephone call is completed with the CUSTOMER representative, or from the time of attempted notification of CUSTOMER if there is no answer at the Customer designated telephone number. Nothing in the Agreement shall prevent SKYNET from taking any action that it is required by law to take in accordance with the provisions of Section 706 of the Communications Act of 1934, as amended, 47 U.S.C. ss. 606. If Preemptible Service is temporarily preempted, CUSTOMER will be credited for the period of interrupted service as follows: The effective rate of each Preemptible transponder for the purposes of calculating credit due to preemption shall be the monthly rate divided by the number of transponders being furnished at that time. The actual amount credited shall be pro-rated based on the actual time CUSTOMER is without the transponder service. Notwithstanding anything in this Agreement, to the extent CUSTOMER does not comply with any permitted preemption, SKYNET shall have the right to prevent CUSTOMER's use of the preempted service, including SKYNET's right to deny, temporarily suspend, or terminate the service permanently without further notice.

BUSINESS PREEMPTIBLE SERVICE (If Applicable)

            "Business Preemptible" transponders are not protected in the event of failure. Business Preemptible transponders may be preempted on a permanent or temporary basis as follows: (1) with five (5) minutes notice to restore protected service, or (2) with not less than thirty (30) days notice for any reason at the sole discretion of SKYNET (hereinafter referred to as "Discretionary Preemption"). If CUSTOMER continues to use any Business Preemptible transponder longer than five minutes following notification or attempted notification by SKYNET of its preemption to restore a protected service, or if CUSTOMER continues to use any Business Preemptible transponder five (5) minutes beyond 12:00:01 AM Eastern Time on the effective date of preemption in the case of a Discretionary Preemption, a Preemption Notification Charge shall apply at the rate of $1,100.00 per minute, or each fraction thereof, for each minute after such five minute period, in either case such charge is in addition to any remedy SKYNET may have hereunder. For purposes of notification concerning preemption of any Business Preemptible transponder to restore a protected service, CUSTOMER shall specify, in writing to SKYNET prior to the start of Service provided under the Agreement, a telephone number or

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                                                                          2/8/99
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numbers where designated CUSTOMER personnel may be reached by SKYNET. Such contact telephone number(s) and Customer personnel shall remain in effect until further written notice is given, if ever, by CUSTOMER, changing the designated contact telephone number(s) and/or personnel. In the event of a Discretionary Preemption of any Business Preemptible transponder, SKYNET shall notify CUSTOMER in writing pursuant to Section 4 ("NOTICES") of the Agreement. In the event any Business Preemptible transponder is preempted to restore any protected service, the five minute notification period specified above shall begin to run from the time the telephone call is completed with the CUSTOMER representative, or from the time of attempted notification of CUSTOMER if there is no answer at the Customer designated telephone number. Nothing in the Agreement shall prevent SKYNET from taking any action that it is required by law to take in accordance with the provisions of Section 706 of the Communications Act of 1934, as amended, 47 U.S.C. ss. 606. If Business Preemptible Service is temporarily preempted, CUSTOMER will be credited for the period of interrupted service as follows: The effective rate of each Business Preemptible transponder for the purposes of calculating credit due to preemption shall be the monthly rate divided by the number of transponders being furnished at that time. The actual amount credited shall be pro-rated based on the actual time CUSTOMER is without the transponder service. Notwithstanding anything in this Agreement, to the extent CUSTOMER does not comply with any permitted preemption, SKYNET shall have the right to prevent CUSTOMER's use of the preempted service.

6. TRANSPONDER INTERRUPTION OR FAILURE

            For the purpose of the Agreement; (i) an interruption ("Interruption") shall be defined as any period during which a transponder fails to meet the performance parameters set forth in Exhibit A ("PERFORMANCE PARAMETERS") attached hereto and incorporated by reference, as measured by SKYNET at its earth station in Hawley, Pennsylvania, such that the transponder is precluded from being used for its intended commercial purpose, and (ii) a failure ("Failure") shall be defined as any of the following:

      a) the inability, for any period of sixty (60) consecutive minutes, to pass signals through a transponder when it is illuminated with any authorized transmitted carrier, or
      b) an Interruption for any period of twenty four (24) consecutive hours, or
      c) ten (10) or more Interruptions of at least one (1) minute or longer per occurrence within any period of thirty (30) consecutive days.

For purposes of this Paragraph 6 ("TRANSPONDER INTERRUPTION OR FAILURE"), measurement of periods of Interruption or Failure shall commence only upon CUSTOMER's written or verbal notification to SKYNET's Hawley earth station and CUSTOMER having vacated its signal from the affected transponder to permit SKYNET's verification of the existence of the Interruption or Failure.

7. RESTORATION OF A FAILED TRANSPONDER

FULLY PROTECTED TRANSPONDER (If Applicable

            In the event any Fully Protected transponder provided hereunder fails, pursuant to Paragraph 6 ("TRANSPONDER INTERRUPTION OR FAILURE") hereof, and if SKYNET is unable to restore service on the affected transponder by switching in spare equipment that may be available on the satellite at the time of such failure, then SKYNET shall restore such service either (1) on a transponder of the same frequency band, having the same or greater bandwidth and the same power as the failed transponder, on the same satellite or (2) on a transponder of the same frequency band, having the same or greater bandwidth, the same or different power, the same or greater EIRP, and substantially equivalent domestic footprint, but no less than the same number of States included in the failed transponder footprint, on another SKYNET satellite then in orbit. Such transponder will then become the Fully Protected Transponder.

NON-PROTECTED TRANSPONDER (If Applicable)

            In the event any non-protected transponder provided hereunder fails, pursuant to Paragraph 6 ("TRANSPONDER INTERRUPTION OR FAILURE") hereof, SKYNET may, in its sole discretion, attempt to restore service on the affected transponder using spare equipment on the satellite. If SKYNET is unable to restore service on the affected transponder by switching in spare equipment that may be available on the satellite at the time of such failure, then SKYNET may, in its sole discretion, offer to restore the Service on an available transponder of the same frequency band, having the same bandwidth and the same or different power as the failed transponder, on the same satellite or on another SKYNET satellite then in orbit. Such transponder will then become the non-protected transponder; provided, however, if SKYNET offers to restore the affected Transponder Service on a satellite other than the satellite on which the failed transponder was provided, then CUSTOMER may reject Service on such transponder with notice to SKYNET within twenty four (24) hours of SKYNET having offered such transponder to CUSTOMER. If SKYNET does not restore or attempt to restore Service, or CUSTOMER rejects, such service on the affected transponder(s) will terminate as of the moment of the failure pursuant to Paragraph 20.3 ("TERMINATION") hereof.

8. USE OF THE TRANSPONDER(S)

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            The monthly rate as set forth in Section 2 ("RATES") of the
Agreement includes intrasatellite and intersatellite transponder management for the uplink of carriers as set forth in Section 3 ("TRANSPONDER LOADING") of the Agreement, to each of the transponders provided hereunder for each of their initial loading plan ("Initial Loading Plan").

For purposes of the Agreement the carriers will be classified and defined as follows:

      (1) Digital Carriers: A "Digital Carrier" is a radio signal whose carrier phase and or amplitude takes on discrete values during a modulation symbol in response to balanced amplitude modulation by a raised cosine filtered impulse train representing digital information for any purpose including but not limited to video, voice, or data. Digital Carrier types include Binary Phase Shift Keying, Quadrature Phase Shift Keying, 8 state Phase Shift Keying, and 16 state Quadrature Amplitude Modulation.

      (2) FM Television Carriers: An "FM Television Carrier" is a radio signal whose carrier is modulated continuously in frequency or phase by a baseband video signal whose format, before any encryption or information compression technique, conforms to any video standard including, but not limited to, NTSC, PAL or SECAM.

      (3) Other Types Of Carriers: For purposes of the Agreement "Other Types Of Carriers" are cases not covered under either "Digital Carriers" or "FM Television Carriers".

            If CUSTOMER desires to transmit to any transponder provided under the Agreement in any manner different ("Different Loading Plan") than such transponders Initial Loading Plan, then the following shall apply:

      (i) If the Different Loading Plan involves Digital Carriers, then CUSTOMER may implement such Different Loading Plan at any time, provided that CUSTOMER shall provide the Different Loading Plan to SKYNET, no later than fourteen (14) days after the start date of such Different Loading Plan, identifying its characteristics. In the event that SKYNET is required to perform any maintenance or troubleshooting activity involving the affected transponder, CUSTOMER must furnish the Different Loading Plan on demand, and

      (ii) If the Different Loading Plan involves the addition of or changes to an FM Television Carrier or any Other Type Of Carrier, then CUSTOMER shall provide a written request to SKYNET, no less than sixty (60) days prior to the desired start date of such Different Loading Plan, identifying the characteristics, and the desired start date of such Different Loading Plan. SKYNET shall coordinate such proposed Different Loading Plan to determine if its use could reasonably be expected to result in either intrasatellite or intersatellite interference, and, based on the results of such coordination, SKYNET shall either authorize or reject, the use of such proposed Different Loading Plan, in a timely fashion, in writing to CUSTOMER. Such authorization shall not be unreasonably withheld.

      (iii) Notwithstanding anything in the Agreement to the contrary, CUSTOMER may obtain SKYNET's authorization for more than one Different Loading Plan for any transponder provided hereunder, for any period of time, during the term of the Agreement.

9. MULTIPLE CARRIER CHARGE

      9.1 To the extent that SKYNET authorizes any transponder for use of Multiple Carriers where the number of carriers is a greater number than its Initial Loading Plan, whether analog or digital, then beginning with the scheduled start date of such Multiple Carriers, SKYNET shall bill, and CUSTOMER shall pay, a Multiple Carrier Charge for the maximum number of carriers authorized by SKYNET for the affected transponder, whether or not CUSTOMER actually uplinks to the affected transponder in a manner that utilizes such maximum number of carriers. The per carrier rate for such Multiple Carrier Charge shall be seven hundred ($700.00) dollars per month for each carrier added to the affected transponders Initial Loading Plan. For purposes of clarification, a carrier may contain any number of channels.

      9.2 In the event that CUSTOMER uplinks to any transponder in any manner different from that authorized by SKYNET ("Unauthorized Loading Plan") pursuant to either its Initial Loading Plan or any other authorized Different Loading Plan for the affected transponder, whether analog or digital, then CUSTOMER shall be charged twice the monthly Multiple Carrier Charge, per month, for each unauthorized carrier for as long as said carrier(s) is (are) in operation and unauthorized. Furthermore, SKYNET may, in its sole discretion, require CUSTOMER to discontinue the use of such

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            Unauthorized Loading Plan until such time as SKYNET authorizes the use of such uplink such that it becomes a Different Loading Plan pursuant to the provisions of the Agreement, including by way of illustration and not of limitation, Paragraph 8 ("USE OF THE TRANSPONDER(S)") and this Paragraph 9 ("MULTIPLE CARRIER CHARGE").

10. LIMITATION OF LIABILITY

      10.1 SKYNET'S LIABILITY, IF ANY, FOR ITS WILLFUL MISCONDUCT IS NOT LIMITED BY THE AGREEMENT. WITH RESPECT TO ANY OTHER CLAIM OR SUIT, BY CUSTOMER OR BY ANY OTHERS, FOR DAMAGES ASSOCIATED WITH THE INSTALLATION, PROVISION, TERMINATION, MAINTENANCE, REPAIR OR RESTORATION OF SERVICE, AND SUBJECT TO PARAGRAPHS 10.2. AND 10.5 FOLLOWING, SKYNET'S LIABILITY, IF ANY, SHALL NOT EXCEED AN AMOUNT EQUAL TO THE PROPORTIONATE CHARGE PROVIDED FOR UNDER THE AGREEMENT FOR THE SERVICE FOR THE PERIOD DURING WHICH THE SERVICE WAS AFFECTED, BUT IN NO CASE SHALL EXCEED $100,000.00. THIS LIABILITY FOR DAMAGES SHALL BE IN ADDITION TO ANY AMOUNTS THAT MAY OTHERWISE BE DUE CUSTOMER UNDER THE AGREEMENT AS A CREDIT ALLOWANCE FOR INTERRUPTIONS DESCRIBED HEREIN.

      10.2 SKYNET IS NOT LIABLE FOR DAMAGES ASSOCIATED WITH SERVICE, CHANNELS, OR EQUIPMENT, WHICH IT DOES NOT FURNISH.

      10.3 SKYNET, ITS PARENT, THEIR SUBSIDIARIES AND AFFILIATES, AND THE DIRECTORS, EMPLOYEES, AGENTS AND SUBCONTRACTORS OF ALL OF THEM, SHALL BE INDEMNIFIED, DEFENDED, AND HELD HARMLESS BY CUSTOMER AGAINST ALL CLAIMS, LOSSES, OR DAMAGES RESULTING FROM THE USE OF SERVICES FURNISHED PURSUANT TO THE AGREEMENT, INVOLVING:

      10.3.1. CLAIMS FOR LIBEL, SLANDER, INVASION OF PRIVACY, INFRINGEMENT OF COPYRIGHT, OR ANY CLAIM BASED ON THE CONTENT OF ANY TRANSMISSION ARISING FROM ANY COMMUNICATION;

      10.3.2. CLAIMS FOR PATENT INFRINGEMENT ARISING FROM COMBINING OR USING THE SERVICE FURNISHED BY SKYNET IN CONNECTION WITH FACILITIES OR EQUIPMENT FURNISHED BY OTHERS; OR

      10.3.3. ALL OTHER CLAIMS ARISING OUT OF ANY ACT OR OMISSION OF OTHERS RELATING TO SERVICES PROVIDED PURSUANT TO THE AGREEMENT.

              SKYNET will use reasonable efforts to give CUSTOMER prompt notice of any claim that might cause SKYNET to rely on the provisions of this Paragraph 10.3.

      10.4 NO LICENSE UNDER PATENTS (OTHER THAN THE LIMITED LICENSE TO USE) IS GRANTED BY SKYNET OR SHALL BE IMPLIED OR ARISE BY ESTOPPEL, WITH RESPECT TO ANY SERVICE OFFERED UNDER THE AGREEMENT. SKYNET WILL DEFEND CUSTOMER AGAINST CLAIMS OF PATENT INFRINGEMENT ARISING SOLELY FROM THE USE BY CUSTOMER OF SERVICES OFFERED UNDER THE AGREEMENT AND WILL INDEMNIFY CUSTOMER FOR ANY DAMAGES AWARDED BASED SOLELY ON SUCH CLAIMS.

      10.5 SKYNET'S FAILURE TO PROVIDE OR MAINTAIN SERVICES UNDER THE AGREEMENT SHALL BE EXCUSED BY LABOR DIFFICULTIES, GOVERNMENTAL ORDERS, CIVIL COMMOTIONS, ACTS OF GOD AND OTHER CIRCUMSTANCES BEYOND SKYNET'S REASONABLE CONTROL, SUBJECT TO THE CREDIT ALLOWANCE FOR INTERRUPTIONS PROVISIONS OF THE AGREEMENT.

      10.6 NOTWITHSTANDING ANYTHING TO THE CONTRARY, SKYNET SHALL NOT BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, WHETHER OR NOT SKYNET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. LAUNCH SERVICES

            To the extent required by the launch services provider for launch services provided in connection with the launch of any satellite(s) contemplated by the Agreement, CUSTOMER shall have no right of action against the launch services contractor, other third party customers of the launch services contractor or their respective associates, for any loss or damage including, but not limited to, damage for bodily harm (including death) and damage to property suffered by CUSTOMER resulting from the

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performance of the launch services agreement by such parties. CUSTOMER further irrevocably agrees to a no-fault, no subrogation waiver of liability, and waives the right to make any claim or to instigate any judicial proceeding in connection with such claim, against the launch services contractor or their associates, in each case for any such damage suffered by CUSTOMER resulting from the performance of the launch services agreement by such parties. In the event that one or more associates of CUSTOMER (in their capacities as such) shall proceed against the launch services contractor, the third party customers or their associates as a result of any such damage suffered by CUSTOMER and caused by the launch services contractor, the third party customers or their associates resulting from the performance of the launch services agreement by such parties, CUSTOMER shall indemnify, hold harmless, dispose of any such claim and defend, when not contrary to the governing rules of procedures where the action takes place, the launch services contractor, such third party customers and their associates from any loss, damage, liability or expense, including reasonable attorney's fees, on account of such damage, injury or death, and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against said indemnities in connection with such proceeding. As used herein, (i) the term "associates" means, with respect to any person, individuals or legal entities which act, directly or indirectly, on behalf of or at the direction of such person to fulfill the obligations of such person, including such person's employees, suppliers and subcontractors (when so acting) and (ii) the term "third party customers" means other customers of the launch services contractor that use the launch services contractor's launch services for the same launch.

12. CREDIT ALLOWANCES

            Credit allowances, may be given to CUSTOMER for Interruptions and/or Failures as defined in Paragraph 6 ("TRANSPONDER INTERRUPTION OR FAILURE") above. These credit allowances will be applied against future payments, or in the event of such interruption or failure during the final month of Service will result in a refund equal to the amount of the credit allowance. An Interruption or Failure period begins when CUSTOMER reports the service to a transponder to be interrupted or failed and releases the affected transponder for testing and repair. An Interruption or Failure period ends when the affected transponder is operative. If CUSTOMER reports a transponder to be interrupted or failed but declines to release it for testing and repair, it is considered to be impaired, but not interrupted or failed. For calculation of such credit allowance each month is considered to have thirty (30) days. Such credit allowance will be given for any Interruption or Failure of thirty (30) minutes or more, in one minute increments for each occurrence for the period of time when the transponder is Interrupted or Failed, except when Interrupted or Failed for any of the following reasons:

      (1) Interruptions or Failures caused by the action or failure to act of CUSTOMER or others authorized by CUSTOMER to use the affected transponder, not pursuant to the directions of SKYNET.
      (2) Interruptions or Failures during periods when CUSTOMER elects not to release the affected transponder for testing.
      (3) Interruptions or Failures due to the effects of sun transit on receiving earth stations.

13. CONTENT OF TRANSMISSIONS

      CUSTOMER is solely responsible for the content of transmissions using the transponder and related service.

14. SCRAMBLING

            Prior to commencing use of the Service provided under the Agreement, CUSTOMER, at its expense, shall provide SKYNET with any unscrambling devices that may be required for signal monitoring.

CUSTOMER shall not use, or allow the use of, the Service provided hereunder for distribution of program material of a sexual or pornographic nature, to television viewers unless the programming is scrambled such that television viewers can receive the programming only through the use of an unscrambler authorized by CUSTOMER or CUSTOMER's authorized agent.

15. REFUSAL OF SERVICE

            SKYNET may terminate, prevent or restrict any communications using the Service provided hereunder as a means of transmission if such actions (1) are undertaken at the direction of a governmental agency with colorable jurisdiction (including the Commission) or (2) are taken subsequent to the institution against SKYNET or any of its permitted assignees, any legal entity affiliated with any of them, or any of the directors, officers, agents or employees of them, of criminal or administrative proceedings or investigations based upon the content of such communications, other than civil proceedings or
(3) are taken as a result of a judgement on the merits against CUSTOMER or any permitted assignee of CUSTOMER, of criminal liability based upon the content of such communications. SKYNET will not terminate, prevent or restrict CUSTOMER's transmissions pursuant to such clause if, promptly upon notification by SKYNET of the institution of such proceedings or investigations, CUSTOMER is able to satisfy SKYNET, subject to SKYNET's sole and reasonable discretion, that within forty-eight (48) hours the aforementioned proceedings are resolved to SKYNET's satisfaction or the relevant transmissions will

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terminate in the relevant jurisdiction and that they will not re-occur in the relevant jurisdiction. Nothing in this Paragraph shall affect any other term or condition hereof including without limitation any obligation under Paragraph 10 (LIMITATION OF LIABILITY) or any obligation to pay the rates in Section 2 (RATES) of the Agreement throughout its period.

16. ASSIGNMENT / RESALE

      16.1 ASSIGNMENT

            CUSTOMER acknowledges and agrees that notwithstanding anything to the contrary contained in the Agreement, CUSTOMER shall not transfer or assign any of its rights or obligations under the Agreement to any third parties without SKYNET's consent, which shall not be unreasonably withheld. SKYNET expressly shall have the right to assign the Agreement including its rights, duties and obligations hereunder, to its parent corporation or any present or future affiliate or subsidiary of SKYNET, or in connection with the merger or acquisition of its satellite business.

      16.2 RESALE

            For as long as the Agreement is not assigned, the following applies:

            To the extent not otherwise prohibited by rule, regulation or law, in the event CUSTOMER desires to resell all or any part of the Service to a third party, CUSTOMER is approved to do so. CUSTOMER shall be solely responsible for any permitted resale and shall indemnify and hold SKYNET harmless for any claim or liability for damages made by any third party in connection with such resale.

            If this Agreement is assigned, the following applies:

            To the extent not otherwise prohibited by rule, regulation or law, in the event CUSTOMER desires to resell all or any part of the Service to a third party, CUSTOMER shall notify SKYNET in writing no less than thirty (30) days prior to the scheduled date of such resale, that it has an agreement to permit a third party to use all or any part of the Service. SKYNET shall notify CUSTOMER in writing within fifteen 15 days of receipt of the aforementioned notification, advising CUSTOMER of SKYNET's decision to either allow the resale to such third party, or not to allow the resale. CUSTOMER shall be solely responsible for any permitted resale and shall indemnify and hold SKYNET harmless for any claim or liability for damages made by any third party in connection with such resale.

17. NON-INTERFERENCE

            CUSTOMER's radio transmissions (and those of its uplinking agents) to the satellite shall comply, in all material respects, with all FCC and all other governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders, of any such governmental agency, body, or court (collectively "Laws") applicable to it regarding the operation of the satellite, transponder, and any backup transponders to which CUSTOMER is given access pursuant to the Agreement and shall not interfere with the use of any other transponder or cause physical harm to the Transponder, any backup transponder to which CUSTOMER is given access pursuant to the Agreement, any other transponders, or to the satellite on which the Transponder is located. Further, CUSTOMER will coordinate with (and will require its uplinking agents to coordinate with) SKYNET, in accordance with procedures reasonably established by SKYNET and uniformly applied to all users of transponders on the satellite, its transmissions to the satellite, so as to minimize adjacent channel and adjacent satellite interference. For purposes of this Paragraph 17, interference shall also mean acts or omissions, which cause a transponder to fail to meet its transponder performance parameters. Without limiting the generality of the foregoing, CUSTOMER (and its uplinking agents) shall comply with all FCC rules and regulations regarding use of automatic transmitter identification systems (ATIS).

18. IMPROPER ILLUMINATION

            In the event improper illumination of any transponder provided under the Agreement is detected by SKYNET, CUSTOMER shall be notified and CUSTOMER shall take immediate corrective action to stop the improper illumination within five (5) minutes of notification from SKYNET. A charge of eleven hundred ($1,100.00) dollars per minute will apply for improper illumination that continues beyond the five minute period after notification, or attempted notification if there is no answer at the telephone number provided by CUSTOMER. Furthermore, if immediate corrective action is not taken by CUSTOMER, SKYNET shall have the right to take immediate action to protect its services or its interests, including but not limited to suspending or terminating CUSTOMER's service on the affected transponder.

19. GENERAL OBLIGATIONS

            In the event CUSTOMER breaches any of its obligations in connection with the usage procedures and restrictions described in the Agreement, including, without limitation, transponder usage, non-interference, government regulations, preemptive rights, and no-transfer, then SKYNET may, in its sole discretion and in addition to the exercise of its other rights against CUSTOMER, require CUSTOMER to cease

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transmissions to (any or all of / the affected) transponder(s) provided hereunder and take any actions necessary to enforce SKYNET's rights. CUSTOMER will pay to SKYNET all expenses (including reasonable attorney's fees) incurred in connection with SKYNET's enforcement against CUSTOMER arising out of CUSTOMER's use of the affected transponder(s). Notwithstanding the foregoing in this paragraph 19 ("GENERAL OBLIGATIONS"), in the event SKYNET requires CUSTOMER to cease transmissions pursuant to this Section 19, and if such action is subsequently brought to arbitration pursuant to Section 34 ("ARBITRATION") herein, if the arbitrator rules that CUSTOMER should not have been required to cease transmissions, or if SKYNET independently determines that CUSTOMER should not have been required to cease transmissions, then CUSTOMER will have no obligation to pay such SKYNET expenses.

20. TERMINATION

            The Agreement may be terminated prior to the end of its term as follows:

      20.1 In the event of the breach of any of the material terms and conditions, representations and warranties contained herein, the non-breaching party may terminate upon written notice to the other with fifteen (15) days prior written notice citing the cause of such termination, which period may be used to cure.

      20.2 In the event that the satellite that the Service is intended to be provided on fails to reach and maintain a satisfactory orbit in the appropriate orbital position, or a failure by said satellite to go into satisfactory operation after achieving satisfactory orbit in the appropriate orbital position (any or all of the foregoing in this Paragraph 20.2 being referred to herein as a "Launch Failure"), either party may terminate the Agreement with written notice to the other party and neither party will have any further liability to the other party except for SKYNET's liability to refund to CUSTOMER any monies paid to SKYNET for Service not received.

      20.3 In the event of a failure, as defined in Paragraph 6 (TRANSPONDER INTERRUPTION OR FAILURE), of a non-protected transponder for which SKYNET does not provide an acceptable restoration, as defined in Paragraph 7 ("TRANSPONDER INTERRUPTION OR FAILURE"), within 10 days, the customer or SKYNET may terminate this Agreement without liability except for such services as have already been received. The termination date will be considered to be the date of the failure.

21. EARLY TERMINATION

                  Subject to Paragraph 20 ("TERMINATION") hereof, no early
            termination date is provided under the Agreement. Therefore, in the event CUSTOMER orders the discontinuance of Service, effective on any date prior to the termination date set forth in Section 1 ("SKYNET SERVICES") of the Agreement, or if the Agreement is terminated by SKYNET due to CUSTOMER's breach with respect to the Service provided under the Agreement prior to the termination date set forth in Section 1 ("SKYNET SERVICES") of the Agreement, an early termination charge ("Early Termination Charge") shall apply as follows: The Early Termination Charge shall be an amount equal to the lesser of (i) the aggregate monthly rate then in effect for twelve (12) months of Service on the affected transponder(s) or (ii) the aggregate rate for Service through the term of Service for the affected transponder(s). Early Termination Charges shall be due and payable upon receipt by CUSTOMER of an invoice for such charges. Early termination charges apply regardless of whether or not Service has begun and are in addition to any other rights SKYNET may have hereunder.

22. CHANGES IN OPERATIONS OR PROCEDURES

            SKYNET is not responsible to CUSTOMER if a change in operations, procedures, or transmission parameters as set forth in Exhibit B ("TRANSMISSION PARAMETERS") attached hereto and incorporated by reference (i) affects any facilities, CUSTOMER equipment or CUSTOMER communications system in any way, or
(ii) requires their modification in order to be used with any transponder provided pursuant to the Agreement. However, if such changes can be reasonably expected to materially affect the operating or transmission characteristics of the Service, or render with the Service any CUSTOMER equipment or CUSTOMER communications system incompatible with the Service, SKYNET shall use reasonable efforts to provide adequate notice, in writing, to allow CUSTOMER an opportunity to maintain uninterrupted service. SKYNET shall have no obligation to change or modify any of its components, operations or procedures to be compatible with CUSTOMER.

23. TRANSPONDER ALLOCATION

            Assignment of the specific transponders and/or satellites to be used for the Service remains the sole prerogative of SKYNET. During the term of the Agreement SKYNET shall

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have the right to change any of the transponder and / or satellite assignments, but shall do so only if there is an operational concern, interference caused by CUSTOMER, or, in order to protect the health of the satellite on which Service is being provided. If required, such assignment change shall be made with not less than thirty (30) days prior written notice to CUSTOMER.

24. FCC COMPLIANCE

      24.1 If, at any time after the aforementioned applications become effective, SKYNET can no longer comply fully with the provisions of the Agreement because of other Commission rules and regulations which are inconsistent with the Agreement, CUSTOMER may either (1) terminate immediately the Agreement without any liability whatever by giving notice in writing within ninety (90) days of such action or (2) negotiate with SKYNET so to modify the Agreement as to conform with the new commission rules and regulations. If CUSTOMER elects to terminate in such event, SKYNET shall refund promptly any sums previously paid to SKYNET for Service not rendered.

      24.2 SKYNET represents and warrants to CUSTOMER that to the best of its knowledge there are no existing Commission rules and regulations and no provisions in Loral SpaceCom Corporation Tariff F.C.C. No. 1 that would prevent SKYNET from complying with all of the terms and conditions in the Agreement. If any such Commission rules and regulations or tariff provisions are found to exist, SKYNET agrees that it will immediately file petitions proposing to remove such regulations or provisions so as to permit it to comply with all of the terms and conditions in the Agreement. If such regulations or tariff provisions affect SKYNET's ability to comply with material terms and conditions of the Agreement and are not removed within six
            (6) months of the time petitions are filed, CUSTOMER may either (1) terminate immediately the Agreement without any liability whatsoever by giving notice in writing within fifteen (15) days or (2) negotiate with SKYNET so to modify the Agreement as to conform with the aforementioned regulations. If CUSTOMER elects to terminate in such event, SKYNET shall refund promptly any sums previously paid to SKYNET for Service not rendered.

      24.3 SKYNET agrees that for so long as the Agreement is in effect, it will neither voluntarily file, nor cause a third party to file voluntarily, any proposed tariff with the Commission, and will not voluntarily make commission filings with the Commission that are in any way inconsistent with the terms and conditions of the Agreement.

25. NO POSSESSORY INTEREST, BANKRUPTCY

            CUSTOMER has, and will have, no possessory or other interest in the transponder(s) provided pursuant to the Agreement. CUSTOMER acknowledges that:
(1) it has been advised of and fully understands the conditions and the consideration pursuant to which SKYNET provides and CUSTOMER accepts the Service and (2) the rates for the Service, as well as the termination charges as provided for in Paragraph 21 ("EARLY TERMINATION CHARGE") hereof, are fair and reasonable at the market on the date of commitment to the Service and the date of the Agreement. CUSTOMER recognizes that transponder space for the provision of the service contemplated under the Agreement is a commodity in limited supply and that those using full time transponder service, similar to the Service provided under the Agreement, usually enter into long-term commitments with service providers. Therefore, CUSTOMER understands that its acceptance of the Service precludes SKYNET from accepting any other customer for service on the transponder(s) being used to provide Service to Customer. Because of this, CUSTOMER concedes that a failure to fulfill CUSTOMER's obligations under the Agreement would irreparably harm SKYNET. Therefore, in the event of any bankruptcy or similar proceeding on the part of CUSTOMER, CUSTOMER agrees that it will petition any relevant court for prompt action to accept or reject the Agreement, and to authorize the scheduled payments in full, prior to resolution of matters affecting the Agreement.

26. INDEPENDENT CONTRACTOR

            Nothing herein contained shall create any association, partnership, joint venture, the relation of principal and agent, or the relation of employer and employee between the parties hereto, it being understood that SKYNET shall perform all services hereunder as an independent contractor.

27. PUBLICITY AND ADVERTISING

      27.1 CUSTOMER shall not in any way or in any form publicize or advertise in any manner the fact that it is obtaining services from SKYNET pursuant to the Agreement, without the express written approval (which shall not be unreasonably withheld) of SKYNET, obtained in advance, for each item of such advertising or publicity. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional

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            materials or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing by SKYNET; and approval, in each instance, shall be effective only if in writing and signed by said representative. Notwithstanding the foregoing, CUSTOMER may refer to the fact that it is securing services from SKYNET without SKYNET's prior approval so long as such statements are limited to a statement of such fact and are not an endorsement of any product or service by SKYNET.

      27.2 SKYNET shall not in any way or in any form publicize or advertise in any manner the fact that it is providing services to CUSTOMER pursuant to the Agreement, without the express written approval (which shall not be unreasonably withheld) of CUSTOMER, obtained in advance, for each item of advertising or publicity. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional materials or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing by CUSTOMER; and approval, in each instance, shall be effective only if in writing and signed by said representative. Nothing herein shall prevent SKYNET from providing the FCC or any other governmental agency, information concerning the Agreement as required by Law or in response to a request for information by such Governmental Agency. Notwithstanding the foregoing, SKYNET may refer to the fact that it is providing the service to CUSTOMER without CUSTOMER's prior approval so long as such statements are limited to a statement of such fact and are not an endorsement of any product or service by CUSTOMER.

28. GOVERNING LAW

            This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to its conflict of law principles.

29. HEADINGS

            The headings used throughout the Agreement are for convenience only and are not a part of the Agreement and shall have no effect upon the construction and interpretation of the Agreement.

30. WAIVERS

            A waiver by either party of any of the terms and conditions of the Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

31. CONFIDENTIALITY

            The Agreement shall be kept strictly confidential, except for disclosure (1) to the extent required by the law or legal process, in which case the parties shall seek confidential treatment of the document and the information contained herein, (2) as a part of normal accounting and auditing procedures, (3) to each party's parent company, or (4) to a bona fide potential purchaser of the applicable business, investment bankers and bona fide potential or actual lenders, provided any such party shall have agreed to keep the Agreement confidential pursuant to an agreement containing terms substantially similar to those in Paragraph 33 ("NONDISCLOSURE OF INFORMATION") hereof.

32. SUCCESSION

            The Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

33. NONDISCLOSURE OF INFORMATION

      33.1 Each Party to the Agreement may find it beneficial to disclose to the other Party documentation or other information which the disclosing Party considers proprietary ("Information"). Such Information may include but is not limited to, engineering, hardware, software or other technical information concerning the project or the SKYNET network, and financial, accounting or marketing reports, analysis, forecasts, predictions or projections relating to this project or the business of SKYNET or CUSTOMER generally.

      33.2 It is specifically understood and agreed that Information disclosed pursuant to the Agreement shall be considered proprietary either because 1) it has been developed internally by the disclosing Party, or because 2) it has been received by the disclosing Party subject to a continuing obligation to maintain the confidentiality of the Information.

      33.3 Information that is provided in a tangible form shall be marked in a manner to indicate that it is considered proprietary or otherwise subject to limited distributions provided herein. If the Information is provided orally,

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            the disclosing party shall clearly identify it as being proprietary at the time of disclosure, and within five (5) working days of such disclosure, confirm the disclosure in writing to the other party. With respect to Information, the Party to whom the Information is disclosed and its employees shall:
      a. hold the Information in confidence and protect it in accordance with the security regulations by which it protects its own proprietary or confidential information, which it does not wish to disclose;
      b. restrict disclosure of the Information solely to those employees with a need to know and not disclose it to any other persons;
      c. advise those employees of their obligations with respect to the Information; and
      d. use the Information only in connection with implementing the Agreement and in continuing discussions and negotiations between the parties concerning the Service, except as may otherwise be agreed upon in writing.

      33.4 The party to whom Information is disclosed shall have no obligations to preserve the proprietary nature of any Information that:
      a. was previously known to it free of any obligations to keep it confidential;
      b. is disclosed to third parties by the disclosing party without restriction;
      c. is or becomes publicly available by other than unauthorized disclosure; or
      d.    is independently developed by the receiving party.

      33.5 The receiving party may disclose the Information pursuant to a court order or other governmental or regulatory compulsion provided that the disclosing party shall be given prompt notice of the receipt of such order or other compulsion

      33.6 The Receiving Party Agrees That All Of Its Obligations Undertaken Under This Non-Disclosure Agreement Shall Survive And Continue After Any Termination Of This Agreement.

The Information shall be deemed the property of the disclosing party and, upon request the other party will return all Information that is in tangible form to the disclosing party or destroy all such information.

34. ARBITRATION

            The parties agree and acknowledge that any and all disputes, disagreements, or controversies arising from or in connection with the Agreement shall be submitted to arbitration. If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, then within thirty (30) days of such negotiation, the parties agree to submit the dispute to final and binding arbitration under the Rules of Conciliation and Arbitration of the American Arbitration Association ("AAA"). Where the amount in controversy is one million United States dollars ($1,000,000.00) or less, the arbitration will be conducted by a sole arbitrator agreed upon by the parties. Where the amount in controversy exceeds one million United States dollars ($1,000,000.00), the arbitration will be conducted by a three (3) arbitrator panel, with each party selecting one (1) arbitrator and the third being chosen by the AAA. The arbitration shall be conducted under the procedural rules of the AAA in effect on the date of the Agreement.. The arbitrator(s) shall apply the substantive (not the conflicts) law of the State specified in Paragraph 28 ("GOVERNING LAW") above. The arbitrator(s) may not limit, expand or otherwise modify the terms of the Agreement or award exemplary or punitive damages or attorney's fees. The arbitration, including arguments and briefs, shall be in the English language and the arbitration shall take place in New York, New York. The award shall be in United States dollars. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Each party shall bear its own expenses (including attorney's fees) and an equal share of the costs of the arbitration. The parties, their representatives, other participants and the arbitrator(s) shall hold the existence, content and result of the arbitration in confidence. Nothing in this Paragraph 34 ("ARBITRATION") shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.

                            LORAL SKYNET PROPRIETARY

                                                                  CALIFA/PLAYBOY
                                                                          2/8/99

                                    EXHIBIT A
                          C-BAND PERFORMANCE PARAMETERS

                                    TELSTAR 5

                     Minimum Performance At End-Of-Life With
                      50 State Plus U.S. Caribbean Coverage

C-BAND
                                    EIRP
REGION                          20 Watt HPA             G/T
------                          -----------             ---

**95% of CONUS                    36.9 dBW              -7
Major Alaskan Cities              33.3 dBW              -8.9
Hawaii                            32.2 dBW              -6.3
Puerto Rico and                   32.7 dBW              -4.6
Virgin Islands

Should the EIRP performance of the Telstar 5 transponder vary by minus 2dBW from the values in the above table, or if the G/T performance of the Telstar 5 transponder varies by minus 2 db/k from the values in the above table, as measured by SKYNET at its earth station in Hawley, Pennsylvania, the transponder will be considered to have a failure. The above table summarizes minimum (worse case transponder during winter solstice) CW (Continuous Wave) Saturation EIRP values at End-of-Life for the Telstar 5 C-band transponders at the Edge of Coverage (EOC) and minimum G/T values at End-of-Life for the Telstar 5 C-band transponders at EOC.

                            LORAL SKYNET PROPRIETARY

                                                                  CALIFA/PLAYBOY
                                                                          2/8/99

                                    EXHIBIT B

                             TRANSMISSION PARAMETERS
                                     C-BAND

TRANSMISSION PARAMETERS FOR C-BAND TRANSPONDERS

A. Transmitted Carrier(s) - The transmitted carrier(s) shall be within accepted industry standards and shall be confined to a 36 MHz bandwidth centered on the frequency assigned by SKYNET.

B. Transmit Power - The SKYNET shall authorize a particular transmit power by a transmitting earth station. For transponders operating in the saturated mode, this authorized transmit power shall normally be that power necessary to saturate the transponder and shall not be exceeded by more than 2 dB. For transponders operating in a mode where the power is backed-off below saturation, this authorized transmit power shall not be exceeded.

C. C-Band Carrier Dispersal - For determining the amount of carrier dispersal required to control the energy (power flux density) at the earth's surface, a C-Band transponders equivalent isotropically radiated power of +39 dBW for TELSTAR 4 twelve watt transponders, +42 dBW for TELSTAR 4 twenty-four watt transponders and +41 dBW for Telstar 5 transponders shall be assumed for beam center-Contiguous Mainland. SKYNET transponder users are required to provide enough modulation at all times such that the energy at the surface of the earth from a SKYNET satellite shall not exceed the limits set by the FCC.

D. Polarization Isolation (Transmitting Earth Station) - isolation between orthogonal cross-polarized signals shall be at least 35 dB throughout the frequency bands of 5925 MHz to 6425 MHz within the cone angle of 0.25 Theta where Theta is the half-power beamwidth of the main beam. The polarization adjustment of the earth station antenna relative to the satellite shall be maintained to an accuracy of +/- 1.0 degree at minimum Faraday rotation when polarization tracking is not employed.

                            LORAL SKYNET PROPRIETARY